Exhibit 4.28

Execution Version

HANGZHOU ZHENXI INVESTMENT MANAGEMENT CO., LTD.

ZHEJIANG TMALL TECHNOLOGY CO., LTD.

AND

ZHEJIANG TMALL NETWORK CO., LTD.

SHAREHOLDER’S VOTING RIGHTS PROXY AGREEMENT

FOR

ZHEJIANG TMALL NETWORK CO., LTD.

January 10, 2018

SHAREHOLDER’S VOTING RIGHTS PROXY AGREEMENT

THIS SHAREHOLDER’S VOTING RIGHTS PROXY AGREEMENT (this “Agreement”) is made on January 10, 2018 (“Execution Date”)

BY AND AMONG:

(1)             Hangzhou Zhenxi Investment Management Co., Ltd. ( “Existing Shareholder”); Registered Address: Room 505, 5/F, Building No. 3, 969 West Wen Yi Road, Yu Hang District, Hangzhou Legal Representative: Zheng Junfang

(2)             Zhejiang Tmall Network Co., Ltd. (“Company”); and Registered Address: Room 506, 5/F, Building No. 3, 969 West Wen Yi Road, Yu Hang District, Hangzhou Legal Representative: Zhang Yong

(3)             Zhejiang Tmall Technology Co., Ltd. (“WFOE”)

Registered Address: Room 507, 5/F, Building No. 3, 969 West Wen Yi Road, Yu Hang District, Hangzhou

Legal Representative: Zhang Yong

In this Agreement, the aforementioned parties are referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

1.              The Existing Shareholder is the sole shareholder of the Company as of the Execution Date, holding 100% of the equity interest in the Company.

2.              The Existing Shareholder intends to entrust the individual designated by WFOE with the exercise of its voting rights and decision-making rights in the Company, and WFOE intends to designate the individual to accept such entrustment.

NOW, THEREFORE, upon consensus through consultation, the Parties agree as follows:

ARTICLE I                                                    VOTING RIGHTS ENTRUSTMENT

1.1                     The Existing Shareholder hereby irrevocably undertakes to execute a proxy letter in the form and substance of Schedule 1 hereto upon execution of this Agreement whereby it shall authorize the individual then designated by WFOE (“Proxy”) to exercise, on its behalf, the following rights available to it in its capacity as shareholder of the Company under the then effective articles of association of the Company (collectively, “Proxy Rights”):

(a)                       to exercise voting rights and decision-making rights on behalf of the Existing Shareholder on all matters required to be resolved by the shareholder, including, without limitation, the appointment and designation of the directors and other officers to be appointed and removed by the Shareholder;

(b)                       to exercise other shareholder’s voting rights under the articles of association of the Company (inclusive of any other shareholder’s voting rights arising after an amendment to such articles of association); and

(c)                        when the Existing Shareholder transfers the equity interest held by it in the Company, agrees to an asset transfer by the Company, reduces capital contribution made by it to the Company and accepts the capital increase to the Company by WFOE according to the Exclusive Call Option Agreement executed by it on the same day as the Execution Date, to execute, on behalf of the Existing Shareholder, relevant equity transfer agreement, asset transfer agreement (if applicable), capital reduction agreement, capital increase agreement, resolutions of shareholder and other relevant documents and complete the governmental approval, registration and filing procedures as required for such transfer, capital reduction and capital increase.

The foregoing authorization and entrustment is conditional upon the Proxy being a PRC citizen and WFOE consenting to such authorization and entrustment. The Existing Shareholder shall not revoke the authorization and entrustment accorded to the Proxy other than in the case where WFOE gives the Existing Shareholder a written notice requesting the replacement of the Proxy, in which event the Existing Shareholder shall immediately appoint such other PRC citizen as designated by WFOE to exercise the foregoing Proxy Rights and such new authorization and entrustment shall supersede, immediately upon its grant, the original authorization and entrustment.

1.2                               The Proxy shall, acting with care and diligence, lawfully fulfill the entrusted duties within the scope of authorization hereunder; the Existing Shareholder acknowledges, and assumes liability for, any legal consequences arising out of the exercise by the Proxy of the foregoing Proxy Rights.

1.3                               The Existing Shareholder hereby acknowledges that the Proxy will not be required to solicit the opinions of the Existing Shareholder when exercising the foregoing Proxy Rights, provided that the Proxy shall promptly inform the Existing Shareholder (on an ex-post basis) of all resolutions adopted by the shareholder.

ARTICLE II                                               RIGHT TO INFORMATION

2.                                      For the purposes of the exercise of the Proxy Rights hereunder, the Proxy shall have the right to be informed of the operations, business, customers, finances, employees and other matters of the Company and to access relevant documents of the Company; the Company and the Existing Shareholder shall provide full cooperation with respect thereto.

ARTICLE III                                          EXERCISE OF PROXY RIGHTS

3.1                               The Existing Shareholder shall provide full assistance with respect to the exercise by the Proxy of the Proxy Rights, including, where necessary (e.g., in order to meet the document submission requirements in connection with governmental authority approval, registration and filing), executing the shareholder’s resolutions adopted by the Proxy or other relevant legal documents.

3.2                               If at any time during the term hereof, the grant or exercise of the Proxy Rights hereunder cannot be realized for any reason (other than a breach by the Existing Shareholder or the Company), the Parties shall immediately seek an alternative scheme closest possible to the unrealizable provisions and shall, to the extent necessary, enter into a supplementary agreement to amend or modify the terms hereof so that the purpose of this Agreement may continue to be achieved.

ARTICLE IV                                           RELEASE OF LIABILITY AND INDEMNIFICATION

4.1                               The Parties acknowledge that in no event shall WFOE be required to bear any liability or provide any economic or other compensation to the other Parties or to any third party in connection with the exercise of the Proxy Rights hereunder by the individual(s) designated by WFOE.

4.2                               The Existing Shareholder and the Company agree to indemnify and hold harmless WFOE against any and all losses suffered or likely to be suffered by WFOE as a result of the exercise by its designated Proxy of the Proxy Rights, including, without limitation, any losses arising out of any suit, recourse, arbitration, demand for compensation or claims brought by any third party against it or any administrative investigation or sanction by any governmental authorities, but exclusive of any losses arising out of any willful misconduct or gross negligence of the Proxy.

ARTICLE V                                                REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1                               The Existing Shareholder hereby represents and warrants that:

(a)                                The Existing Shareholder is a limited liability company duly registered and lawfully existing under the PRC laws with independent legal status; and has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

(b)                                The Company is a limited liability company duly registered and lawfully existing under the PRC laws with independent legal personality; and has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

(c)                                 it has full power and authority to execute, deliver and perform this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereunder as well as full power and authority to consummate the transactions contemplated hereunder. This Agreement will be lawfully and duly executed and delivered by the Existing Shareholder and will constitute its legal and binding obligations enforceable against them in accordance with its terms.

(d)                                The Existing Shareholder is the legal owner of record of the Company as of the time of effectiveness of this Agreement; other than the rights created under this Agreement and the Equity Pledge Agreement and the Exclusive Call Option Agreement by and among the Existing Shareholder, the Company and WFOE, the Proxy Rights are free from any third party rights. In accordance with this Agreement, the Proxy may fully and completely exercise the Proxy Rights under the then effective articles of association of the Company.

(e)                                 Without the consent of WFOE, the Existing Shareholder shall not take any measures to propose, take initiative or request to amend, modify, terminate or otherwise alter the articles of association of the Company.

5.2                               The Existing Shareholder hereby undertakes to WFOE on an irrevocable basis that, once it knows or should have known any possible transfer of the equity interest held by it in the Company to any third parties other than WFOE or any individual or entity designated by WFOE as a result of applicable laws or any judgment or award rendered by a court or arbitral body or for any other reasons, it shall notify WFOE immediately and without delay.

5.3                               WFOE and the Company hereby severally but not jointly represent and warrant that:

(a)                                They are each a limited liability company duly registered and lawfully existing under the PRC laws with independent legal personality, have full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party;

(b)                                They each have full internal corporate power and authority to execute and deliver this Agreement and all other documents to be executed by them in connection with the transactions contemplated hereunder as well as full power and authority to consummate the transactions contemplated hereunder.

5.4                               The Company further represents and warrants that:

(a)                                The Existing Shareholder is the legal owners of record of the Company as of the time of effectiveness of this Agreement; other than the rights created under this Agreement and the Equity Pledge Agreement and the Exclusive Call Option Agreement by and among the Existing Shareholder, the Company and WFOE, the Proxy Rights are free from any third party rights. In accordance with this Agreement, the Proxy may fully and completely exercise the Proxy Rights under the then effective articles of association of the Company.

5.5                               The Company hereby irrevocably undertakes to WFOE that, once it knows or should have known any possible transfer of the equity interest held by any Existing Shareholder in the Company to any third parties other than WFOE or any individual or entity designated by WFOE as a result of applicable laws or any judgment or award rendered by a court or arbitral body or any other reasons, it shall notify WFOE immediately and without any delay.

ARTICLE VI                                           TERM OF AGREEMENT

6.1                               Subject to Sections 6.2 and 6.3 hereof, this Agreement shall be formed as from the date when it is duly executed by the Parties. Once formed, the effectiveness of this Agreement shall be retrospective to January 10, 2018 and remain in full force and effect for twenty (20) years. Upon expiry of the term, unless WFOE has by a thirty (30) days’ notice notified the other Parties not to renew, this Agreement shall be automatically renewed for one (1) year and will continue to be so renewed, except that this Agreement is early terminated by the Parties upon written agreement or according to provisions of Section 9.1 hereof.

6.2                               If either of the Company or WFOE fails to complete relevant approval and registration procedures to extend its business term upon expiry thereof, this Agreement shall terminate on the expiry date of the business term of the Company or WFOE.

6.3                               If the Existing Shareholder assigns, with prior consent of WFOE, all of its equity interest in the Company, or does no longer hold any equity interest in the Company by means of capital reduction, as of the date when it has consummated its assistance obligations hereunder, duly executed all necessary documents and completed all relevant corporate internal procedures as well as approval, registration and filing procedures, the Existing Shareholder shall cease to be a Party hereto (except that it shall be subject to Article IV, Section 5.1, this Article VI, Article VII, Article VIII, Article IX and Article X hereof) and this Agreement shall terminate.

ARTICLE VII                                      NOTICES

7.1                               Any notice, request, demand and other correspondences required by or made pursuant to this Agreement shall be made in writing and delivered to the relevant Parties.

7.2                               Such notice or other correspondences shall be deemed delivered when it is transmitted if transmitted by fax or email; or upon delivery if delivered in person; or two (2) days after posting if delivered by mail.

ARTICLE VIII                                 CONFIDENTIALITY OBLIGATIONS

8.1                               Irrespective of whether this Agreement has been terminated, each of the Parties shall maintain in strict confidence the business secrets, proprietary information, customer information and all other information of a confidential nature of the other Parties coming into its knowledge during the entry into and performance of this Agreement (“Confidential Information”). Except where prior written consent has been obtained from the Party disclosing the Confidential Information or where disclosure to a third party is mandated by relevant laws or regulations or by the rules of the place of listing of an affiliate of a Party, the Party receiving the Confidential Information shall not disclose any Confidential Information to any third party; the Party receiving the Confidential Information shall not use, either directly or indirectly, any Confidential Information other than for the purpose of performing this Agreement.

8.2                               The Parties acknowledge that the following information shall not constitute the Confidential Information:

(a)                         any information which, as shown by written evidence, has previously been known to the receiving Party by way of legal means;

(b)                         any information which enters the public domain other than as a result of a fault of the receiving Party; or

(c)                          any information lawfully acquired by the receiving Party from another source subsequent to the receipt of relevant information.

8.3                               A receiving Party may disclose the Confidential Information to its relevant employees, agents or its appointed professionals, provided that such receiving Party shall ensure that such persons shall comply with relevant terms and conditions of this Agreement and that it shall assume any liability arising out of any breach by such persons of relevant terms and conditions of this Agreement.

8.4                               Notwithstanding any other provisions of this Agreement, the validity of this article shall not be affected by any termination of this Agreement.

ARTICLE IX                                          LIABILITY FOR DEFAULT

9.1                               The Parties agree and acknowledge that if any Party (“Defaulting Party”) substantially breaches any provision hereunder, or substantially fails to perform or substantially delays in performing any obligations hereunder, such breach, failure or delay shall constitute a default hereunder (“Default”) and that in such event, any of the non-defaulting Parties (“Non-Defaulting Party”) shall have the right to demand the Defaulting Party to cure such Default or take remedial measures within a reasonable time. If the Defaulting Party fails to cure such Default or take remedial measures within such reasonable time or within ten (10) days after the Non-Defaulting Party notifies the Defaulting Party in writing and requests it to cure such Default, then:

(a)                                If either of the Existing Shareholder or the Company is the Defaulting Party, WFOE shall be entitled to terminate this Agreement and demand the Defaulting Party to indemnify for damage;

(b)                                If WFOE is the Defaulting Party, the Non-Defaulting Party shall be entitled to demand the Defaulting Party to indemnify for damage, provided that unless otherwise mandatorily stipulated by law, the Non-Defaulting Party shall in no event be entitled to terminate or revoke this Agreement.

For the purpose of this Section 9.1, the Company and the Existing Shareholder further acknowledge and agree that their breach of Article V hereof shall constitute their material breach of this Agreement.

9.2                               Notwithstanding any other provisions of this Agreement, the validity of this article shall not be affected by any suspension or termination of this Agreement.

ARTICLE X                                               MISCELLANEOUS

10.1                        This Agreement is made in Chinese in five (5) originals, of which one (1) copy shall be held by the Company, one (1) copy shall be used for governmental approval/registration purposes and the remaining copies shall be kept by WFOE.

10.2                        The entry into, effectiveness and interpretation of, and resolution of disputes under, this Agreement shall be governed by the PRC laws.

10.3                        Dispute Resolution

(a)            All disputes arising out of or in connection with this Agreement shall be first settled by the relevant Parties through amiable consultations; if such Parties fail to resolve the dispute through consultations, the dispute shall be submitted to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration according to CIETAC arbitration rules in effect at the time of applying for arbitration. The seat of arbitration shall be in Hangzhou. The arbitration award shall be final and binding on the relevant Parties. Except as otherwise required by the arbitration award, the arbitration fees shall be borne by the losing party. The losing party shall also indemnify for the attorneys’ fee and other expenses incurred by the winning party.

(b)            Pending the resolution of such dispute, the Parties shall continue to perform the remaining provisions of this Agreement other than the disputed matters.

10.4                        No right, power or remedy empowered to any Party by any provision of this Agreement shall preclude any other right, power or remedy enjoyed by such Party in accordance with law or any other provisions hereof and no exercise by a Party of any of its rights, powers and remedies shall preclude its exercise of its other rights, powers and remedies.

10.5                        No failure or delay by a Party in exercising any right, power or remedy under this Agreement or laws (“Party’s Rights”) shall result in a waiver of such rights; and no single or partial waiver by a Party of the Party’s Rights shall preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party’s Rights.

10.6                        The section headings herein are inserted for convenience of reference only and shall in no event be used in or affect the interpretation of the provisions hereof.

10.7                        Each provision contained herein shall be severable and independent of any other provisions hereof, and if at any time any one or more provisions hereof become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected thereby.

10.8                        Once executed, this Agreement shall replace any other legal documents previously entered into by the Parties in respect of the same subject matter hereof. Any amendments or supplements to this Agreement shall be made in writing. Except for the transfer of rights hereunder by WFOE according to Section 10.9 hereof, such amendments or supplements shall become effective only if they are duly signed by the Parties hereto.

10.9                        Without prior written consent of WFOE, the other Parties shall not assign any of their rights and/or obligations hereunder to any third party. The other Parties agree that WFOE shall have the right to unilaterally transfer any right and/or obligation hereunder to any third party without written consent of the other Parties, provided that a written notification to this effect shall be sent to the other Parties.

10.10                 This Agreement shall be binding upon the legal assignees or successors of the Parties. The Existing Shareholder warrants to WFOE that it has made all appropriate arrangements and executed all necessary documents to ensure that, in the event of its bankruptcy, dissolution or occurrence of other circumstances that might affect exercise of its shareholder rights, its legal assignee, successor, heir, liquidator, bankruptcy administrator, creditor and other persons that might consequently acquire the equity interest in or relevant rights of the Company cannot affect or impede the performance of this Agreement. For this purpose, the Existing Shareholder and the Company shall promptly sign all other documents and take all other actions (including, without limitation, notarization of this Agreement) as required by WFOE.

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(EXECUTION PAGE ATTACHED SEPARATELY)

[Signature Page to Shareholder’s Voting Rights Proxy Agreement for Zhejiang Tmall Network Co., Ltd.]

WFOE

[Seal of Zhejiang Tmall Technology Co., Ltd.]
(Seal)

[Signature Page to Shareholder’s Voting Rights Proxy Agreement for Zhejiang Tmall Network Co., Ltd.]

Existing Shareholder

[Seal of Hangzhou Zhenxi Investment Management Co., Ltd.]
(Seal)

[Signature Page to Shareholder’s Voting Rights Proxy Agreement for Zhejiang Tmall Network Co., Ltd.]

Company

[Seal of Zhejiang Tmall Network Co., Ltd.]

SCHEDULE 1

PROXY LETTER

THIS PROXY LETTER (this “Letter”), executed by Hangzhou Zhenxi Investment Management Co., Ltd. as of January 10, 2018, is being issued in favor of [        ] (ID Card No.: _______) (“Proxy”).

We hereby grant to the Proxy a general proxy, authorizing the Proxy to exercise, as our proxy and on our behalf, the following rights enjoyed by us in our capacity as the shareholder of Zhejiang Tmall Network Co., Ltd. (“Company”):

(i)                                     to exercise, as our proxy, voting rights on all matters required to be deliberated and resolved by the shareholder, including, without limitation, the appointment and designation of the directors and other officers to be appointed or removed by the shareholder;

(ii)                                  to exercise, as our proxy, other shareholder’s voting rights under the articles of association of the Company (inclusive of any other shareholder’s voting rights arising after an amendment to such articles of association); and

(iii)                               when the Proxy, in the capacity of our proxy, transfers the equity interest held by us in the Company, agrees to an asset transfer by the Company, reduces capital contribution made to the Company and accepts the capital increase to the Company by ZHEJIANG TMALL TECHNOLOGY CO., LTD. (“WFOE”) according to the Exclusive Call Option Agreement executed on the same day as the Execution Date, to execute relevant equity transfer agreement, asset transfer agreement (if applicable), capital reduction agreement, capital increase agreement, resolutions of shareholder and other relevant documents, and complete the governmental approval, registration and filing procedures as required for such transfer, capital reduction and capital increase,

We hereby irrevocably confirm that unless WFOE has issued an instruction requesting the replacement of the Proxy, this Letter shall remain valid until the expiry or early termination of the Shareholder’s Voting Rights Proxy Agreement, dated January 10, 2018, by WFOE, the Company and the Existing Shareholder of the Company.

This Letter is hereby issued.

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Schedule 1 to Shareholder’s Voting Rights Proxy Agreement for Zhejiang Tmall Network Co., Ltd.

[Signature Page to Shareholder’s Voting Rights Proxy Agreement for Zhejiang Tmall Network Co., Ltd. Proxy Letters]

[Seal of Hangzhou Zhenxi Investment Management Co., Ltd.]
(Seal)

Date: _______________